EXHIBIT 11

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                   Three Months Ended            Six Months Ended
                                                   September 30, 1998           September 30, 1998
                                                 --------------------           ------------------
Diluted net loss per share:
   Net loss to common shareholders               $    (48,880,000)               $   (45,838,000)

   Average number of shares outstanding                11,500,000                     11,381,356
   Net effect of dilutive stock options-based
      on treasury stock method                                N/A                            N/A
                                                       ----------                     ----------
   Total average shares                                11,500,000                     11,381,356
                                                       ==========                     ==========
   Fully dilutive net loss per share             $          (4.25)               $       (4.03)

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